UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  October 18, 2006

MICRO COMPONENT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113 (651) 697-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Solicitiing material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A  MATERIAL DEFINITIVE AGREEMENT.

On October 18, 2006, the Company entered into a consulting agreement with a member of the Board of Directors, Mr. Patrick Verderico.  Mr. Verderico will advise the Company regarding financial matters.  Mr. Verderico will be paid a fee of $1,600 per day of consulting work for the Company.  The arrangement may be terminated by either party at any time, with or without cause, upon ten (10) days written notice.

Also effective October 18, 2006, Mr. Verderico has resigned from the Audit Committee of the Company, since this consulting arrangement renders him non-independent under the Company’s Audit Committee charter.  Mr. Verderico will continue as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006	MICRO COMPONENT TECHNOLOGY, INC.
(Registrant)

By: /s/ BachThuy T. Vo
(BachThuy T. Vo, Interim Chief Financial Officer)